                                                                    Exhibit 10.3

                            NINTH AMENDMENT TO LEASE

      THIS NINTH AMENDMENT TO LEASE (this "Amendment") is entered into this 31st day of January, 1997 by and between CARR REDMOND CORPORATION, a Washington corporation, successor in interest to Redmond East, L.L.C. ("Lessor") and INCONTROL, INC., a Washington corporation ("Lessee"), with respect to the following facts:

                                    RECITALS

      A. Lessor and Lessee are parties to that certain Redmond East Lease, dated August 19,1991, as amended by the First Addendum to Lease dated August 19, 1991, the Amendment to Lease dated March 5, 1991, the Second Amendment to Lease dated June 1, 1992, the Third Amendment to Lease dated October 15, 1992, the Fourth Amendment of Lease dated August 24, 1993, the Fifth Amendment to Lease dated September 9, 1994, the Sixth Amendment to Lease dated May 31, 1995, the Seventh Amendment to Lease dated March 29, 1996 and the Eighth Amendment to Lease dated April 29, 1996 (collectively the "Lease"). Capitalized terms used herein if not defined herein have the meaning given them in the Lease.

      B. Lessor and Lessee are also parties to that certain Agreement dated August 19, 1991, as amended by the First Amended Agreement dated June 1, 1992, the Second Amended Agreement dated October 15, 1992 and the Third Amended Agreement dated August 24, 1993 (the "Agreement") and that certain Agreement dated May 31, 1995 (the "1995 Agreement").

      C. Pursuant to the terms of the Lease, Lessee currently leases from Lessor 42,444 square feet in Building 13 and approximately 22,260 square feet of Building 14, which area includes the Sixth Expansion Premises consisting of approximately 7,206 square feet on the second floor all as more fully described in the Lease and Sixth Amendment to Lease.

      D. Landlord and Tenant desire to amend, modify and supplement the Lease and the 1995 Agreement to, among other things, provide for further expansion space for Lessee, amend the term of the Lease, adjust the Basic Rental, and modify the terms of payment by Lessor of certain tenant improvement allowances, all as hereinafter set forth.

      NOW, THEREFORE, Lessor and Lessee hereby agree as follows:

                            AMENDMENTS AND AGREEMENTS

      1. Lessee hereby acknowledges and agrees that as of the date hereof, Lessee has taken possession of the Sixth Expansion Premises pursuant to the terms of the Lease and that the Sixth Expansion Premises constitutes a part of the Building 14 Premises. Lessor acknowledges Lessee's payment of the January 1997 Basic Rental and Additional Rental.
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      2. From and after April 1, 1997, Section 1 of the Lease is amended to include within the definition of Building 14 Premises the approximately 4,000 square feet of warehouse space ("Warehouse Space") and the approximately 9,500 square feet of office space on the first and second floor (the "Office Expansion Space") of Building 14 identified on Exhibit A attached hereto. From and after April 1, 1997, the term Premises is amended to include the Warehouse Space and Lessee shall have been deemed to have taken possession of the Warehouse Space as of April 1, 1997. Lessee hereby acknowledges and agrees that the Warehouse Space has been delivered by Lessor and Lessee accepts the Warehouse Space in its current "AS IS" condition.

      3. Effective not later than June 1, 1999, the Office Expansion Space shall become part of the Premises and Lessor shall deliver and Lessee shall accept possession of the office Expansion Space. At the time Lessor delivers possession of the Office Expansion Space to Lessee, the floor area of the Premises shall be increased by 9,500 square feet in accordance with this section and the Basic Rental shall be increased as set forth in paragraph 5 below. Lessor agrees that it shall provide Lessee a $5.00 per square foot tenant allowance for the Office Expansion Space payable upon invoice and verification of completion of tenant improvements approved by Lessor and otherwise constructed in accordance with the terms of the Lease and this Amendment. Except for the tenant allowance provided for herein, Lessee shall accept the Office Expansion Space in its then "AS IS" condition. Notwithstanding the foregoing, in the event that Lessor is unable to deliver possession of the Office Expansion Space to Lessee for the construction of tenant improvements on or before April 1, 1999, the effective date of Lessee's lease of the Office Expansion Space shall be adjusted by mutual agreement of the parties for any such delay.

      4. Lessor and Lessee hereby agree to amend Section 4 of the Lease to the extent necessary to extend the term of the Lease eight years and five months, from January 1, 1997 to May 31, 2005, on which date the Lease shall terminate.

      5. Lessor and Lessee hereby agree to amend the Lease as necessary to provide that from and after January 1, 1997, the Basic Rental for the Premises shall be as follows:

Building 13 Premises

    1/1/97 - 5/31/99     $14.00 per sq. ft. annually ($1.16/mo.)
    6/1/99 - 5/31/02     $15.50 per sq. ft. annually ($1.29/mo.)
    6/1/02 - 5/31/05     $17.50 per sq. ft. annually ($1.45/mo.)

Building 14 Premises

    1/1/97 -5/31/99
       Office Space      $13.25 per sq. ft. annually ($1.10/mo.)
       Warehouse Space   $ 6.60 per sq. ft. annually ($0.55/mo.)


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    6/1/99 - 5/31/02
       Warehouse Space   $15.50 per sq. ft. annually ($1.29/mo.)
       Office Space      $ 7.80 per sq. ft. annually ($0.65/mo.)

    6/1/02 - 5/31/05
       Warehouse Space   $17.50 per sq. ft. annually ($1.45/mo.)
       Office Space      $ 8.88 per sq. ft. annually ($0.74/mo.)

Lessor hereby agrees that between and including January 1, 1997 and May 31, 1997, Lessee shall have a free rent period and not have to pay Basic Rental for the area of the Premises in Building 14 referred to as the Sixth Expansion Premises (7,260 sq. ft. on the second floor); provided, however, Lessee shall be responsible for and pay any and all Additional Rent and other charges under the Lease for the Sixth Expansion Premises. Lessor shall credit Lessee for January's Basic Rental payment for the Sixth Expansion Premises referenced in Paragraph 1 above.

      6. Lessor and Lessee hereby agree to amend the Lease and the 1995 Agreement as necessary to provide that Landlord shall provide Lessee with a tenant improvement allowance (the Tenant Allowance") in the total amount of $144,000 for the build out of the Sixth Expansion Premises. In addition, Lessor shall provide the Sixth Expansion Premises the "shell HVAC" consisting of a roof top unit and ducting to the Sixth Expansion Premises distribution box, and for the purchase and installation of an elevator servicing the second floor space, at Lessor's sole cost and expense. Lessor shall complete such work on or before April 1, 1997. Lessor shall pay Lessee the Tenant Allowance upon satisfaction of the following conditions by Lessee: (i) Lessor shall approve plans and specifications, which approval shall not be unreasonably withheld; (ii) presentment of invoice for the Tenant Allowance to Lessor; (iii) verification by Lessor that the tenant improvements are completed in accordance with plans and specifications approved by Lessor; (iv) lien releases or waivers satisfactory to Lessor from any contractors and subcontractors; and (v) Lessee shall not be in default under the Lease (subject to applicable cure periods).

      7. Lessor and Lessee hereby agree to amend the Lease to provide that Lessor shall provide Lessee up to a maximum of 3 parking spaces per 1000 sq. ft. of Premises (excluding Warehouse Space of 4,000 sq. ft.). Lessor shall make available and designate such parking spaces in accordance with the terms of the Lease.

      8. Provided that (i) the Lease is full force and effect, (ii) Lessee is in possession of the Premises, and (iii) Lessee is not in Default under the Lease, Lessee shall have One (1) five year option to extend the term of the Lease (the "Extension Option"). At least one year prior to the expiration of the Lease, Lessor shall request of Lessee a notification of whether or not Lessee intends to exercise option to renew. Lessee shall give Lessor written notice of its election to exercise the Extension Option at least nine (9) months (but not earlier than One

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
(1) year) prior to the expiration of the term of the Lease. Time is of the essence with respect to Lessee's notice of exercise of the Extension Option. Lessee's Extension Option shall be subject to the following terms and conditions:

            a. All terms and conditions of the Lease shall remain in full force and effect during the extension term, except for Basic Rental for the Premises which shall be determined in accordance with the terms of this paragraph. Basic Rental during the option term shall be the then fair market base rent for comparable vacant space on the Property, taking into account the commencement date of the option term, the terms and conditions of the lease form that Lessor is then using in the Building, but in no event shall the Basic Rental be less than the Basic Rental payable during the last month of the term preceding the option term. The term fair market base rent shall mean the base rent for that space which would be paid by a willing tenant to a willing landlord, neither of whom is compelled to rent, for a term of five years, disregarding "tenant concessions," if any, then being offered on comparable vacant space only to prospective new tenants in the Building. The term "tenant concessions" shall include, without limitation, such inducements as free rent, free parking, over standard tenant improvements, or other similar inducements. The fair market base rent shall not reflect the value of any improvements to the Premises made by Lessee which Lessee has the right to remove at the end of the Lease.

            b. Lessor and Lessee shall conduct good faith negotiations to establish and agree on the Basic Rental for the Premises during the option term within 120 days of the date of Lessee's notice of exercise of the Extension Option to Lessor. In the event that the parties are unable to agree on the Basic Rental for the option term, the parties hereby agree to submit the issue to binding arbitration in accordance with the following procedure. Upon the expiration of the negotiation period, each party shall select one (1) qualified real estate appraiser or professional within 15 days. In the event that one party refuses to select an arbitrator, after notice to the breaching party, the non-breaching parties arbitrator shall select the breaching party's arbitrator. The arbitrators shall select a third arbitrator within ten days. Each party shall submit to the arbitrators its opinion of Basic Rental based on fair market base rent as defined above. The arbitrators shall be required to select one or the other party's Basic Rental number, by at least two of the three arbitrators. The non-prevailing party in the arbitration shall pay all costs and expenses of the arbitration. The parties shall submit all written material to the arbitrators within 30 days of the date the third arbitrator has been selected and the arbitrators shall render a decision within 30 days of the receipt of the parties written submissions. In the event either party defaults or refuses to perform its obligations under this paragraph, such defaulting party shall be deemed to have accepted the non-defaulting party's opinion of Basic Rental.

            c. The Extension Option shall be personal to Lessee and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Lessee, nor shall the Extension Option be assignable separate and apart from the Lease.


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            d. The Extension Option shall be terminated during any period in which Lessee is in default under any provisions of the Lease until said default has been cured. Time is of the essence. If Lessee fails to exercise its Extension Option prior to the expiration of the applicable time period for the exercise of such right, Lessee's rights under the extension option shall thereafter be terminated, deemed null and void and of no further force or effect. The period of time within which the Extension option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise such rights because of the foregoing provisions. All rights of Lessee under the Extension Option shall terminate and be of no further force or effect even after Lessee's due and timely exercise thereof, if, after the exercise, but prior to the commencement date of the option term: (i) Lessee fails to pay to Lessor a monetary obligation of Lessee's in accordance with the terms of the Lease; (ii) Lessee fails to cure a material non-monetary default in accordance with the terms of the Lease; or (iii) Lessor gives to Lessee three (3) or more notices of default, whether or not such defaults are ultimately cured. Lessor's waiver of its right to terminate the Lease due to Lessee's default in any instance shall not be deemed a waiver of the foregoing conditions precedent and conditions subsequent to the exercise of the Extension Option.

      9. Any and all conditions or terms under the Lease to be performed by the Lessor have been satisfied (including without limitation, the terms of the Agreement); all non-monetary conditions under the Lease to be performed by the Lessor have been satisfied; there are no existing claims, defenses or offsets which the Lessee has against Lessor or the enforcement of the Lease by Lessor. Lessee hereby acknowledges that the foregoing representation and warranty by Lessee is a material consideration to Lessor in entering into this Amendment and that Lessor is specifically relying on the statements of Lessee contained herein.

      10. Except as expressly amended by this Amendment, the terms and conditions of the Lease, as previously amended, remain in full force and effect and are hereby ratified and affirmed.

      IN WITNESS WHEREOF, Lessor and Lessee have executed this Amendment as of the date first above written.


      LESSOR:                          CARR REDMOND CORPORATION

                                       By:   /s/ Philip L. Hawkins
                                          --------------------------------
                                       It's:   Managing Director
                                            ------------------------------

      LESSEE:                          INCONTROL, INC.

                                       By:   /s/ Donald F. Seaton III
                                          --------------------------------
                                       It's:   VP Finance
                                            ------------------------------


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
DISTRICT OF COLUMBIA      )
                          )
               -----------)

      I certify that I know or have satisfactory evidence that Philip L. Hawkins is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the Managing Director of CARR REDMOND CORPORATION to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

      DATED this 3rd day of March, 1997.


                                    /s/ Olivia M. Kerr
                                    --------------------------------
                                    Notary Public in and for the District
                                    of Columbia, residing at District of
                                    Columbia
                                    My Commission Expires:  November 30,
                                    2001

                                            Olivia M. Kerr
                                    --------------------------------
                                             (print name)


STATE OF WASHINGTON    )
                       )
COUNTY OF KING         )

      I certify that I know or have satisfactory evidence that Donald F. Seaton III is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the Chief Financial Officer of INCONTROL, INC. to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

      DATED this 31st day of January, 1997.


                                    /s/ K. Kay Hannah
                                    ---------------------------------------
                                    Notary Public in and for the State of
                                    Washington, residing at Redmond, WA
                                    My Commission Expires:  2/14/00


(Notary Seal of                                 K. Kay Hannah
 K. Kay Hannah)                       --------------------------------
                                                 (print name)


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      (Exhibit "A-1" - Record Drawing of Redmond East Bldg. 14 depicting floor plan of first floor and "Office Expansion Space.")
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      (Exhibit "A-2" - Record Drawing of Redmond East Bldg. 14 depicting floor plan of second floor and "Office Expansion Space.")